UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS.

(b)

On December 20, 2011, the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) elected Stuart M. Essig, currently the Chief Executive Officer, as Executive Chairman of the Board of Directors effective as of January 3, 2012, at which time he will cease to serve as the Company’s Chief Executive Officer. At such time, Mr. Essig will succeed Dr. Richard E. Caruso, the current Chairman of the Board of Directors, who will continue to serve as a member of the Board of Directors.

(c)

ELECTION OF CERTAIN EXECUTIVE OFFICERS

On December 20, 2011, the Board of Directors elected Peter J. Arduini, currently the President and Chief Operating Officer, as President and Chief Executive Officer of the Company, effective as of January 3, 2012.

Mr Arduini has served as President and Chief Operating Officer of the Company since November 2010. Prior to joining the Company, Mr. Arduini served as the Corporate Vice President of the Medication Delivery business at Baxter International Inc., overseeing a number of pharmaceutical and medical device businesses at Baxter. Prior to joining Baxter in 2005, Mr Arduini served as global general manager of GE Healthcare’s cat scan and functional imagining business. Mr Arduini spent 15 years at GE Healthcare in a variety of management roles for domestic and global businesses. He also oversaw marketing, market research, product design and engineering program development for its radiology and cardiology franchise. Prior to joining General Electric Company, Mr. Arduini spent four years with Proctor & Gamble.

REVISED EMPLOYMENT AGREEMENT FOR MR. ARDUINI

On December 20, 2011, the Compensation Committee approved the terms of an Amended and Restated Employment Agreement between Mr. Arduini and the Company (the “Amended Employment Agreement”) in connection with his election as President and Chief Executive Officer.

The Amended Employment Agreement was entered into on December 20, 2011 and will be effective as of January 3, 2012 (the “Effective Date”). As of the Effective Date, the Amended Employment Agreement will amend and restate in its entirety Mr. Arduini’s prior Employment Agreement with the Company, dated October 12, 2010 (the “Original Agreement”). The following is a summary of the material terms of the Amended Employment Agreement.

Term

The term of the Amended Employment Agreement commences on the Effective Date and continues until December 31, 2014, unless terminated earlier by either party.

Compensation and Benefits

Effective January 3, 2012, the Company will pay Mr. Arduini a base salary of $725,000. Commencing in 2013, the base salary amount is subject to annual review for any increase (but may not be decreased) in the discretion of the Compensation Committee. Commencing in 2013, the target annual increase in Mr. Arduini’s base salary will be $30,000.

Subject to Mr. Arduini’s continued employment with the Company on the applicable grant date, the Company will grant him the following equity awards in connection with his promotion to Chief Executive Officer:

•

On, or as soon as practicable after, the Effective Date, the Company will grant Mr. Arduini an award of restricted stock units for 118,363 shares of Company common stock. Subject to Mr. Arduini’s continued

employment, the restricted stock units will vest in equal annual installments on each of the first, second and third anniversaries of the Effective Date. The shares underlying the vested restricted stock units will be paid out within the 30 day period immediately following the six-month anniversary following Mr. Arduini’s separation from service with the Company; and

•

On March 1, 2012, or in the event that the Company’s trading window is not open on March 1, 2012, then on the first trading day of the month following such date on which trading in the Company’s common stock is permitted by the Company’s trading window, the Company will grant Mr. Arduini a nonqualified stock option to purchase 206,719 shares of Company common stock. The per share exercise price of the option will be equal to the fair market value of a share of the Company’s common stock on the date of grant (as determined in accordance with the Company’s Second Amended and Restated 2003 Equity Incentive Plan (the “Incentive Plan”)). Subject to Mr. Arduini’s continued employment with the Company, the option will vest and become exercisable with respect to one-third of the option shares on the first anniversary of the Effective Date and thereafter with respect to 1/24th of the remaining shares on the first business day of each following month. The option will have a term of eight years, subject to earlier termination as set forth in the option agreement evidencing the grant of the option.

The Amended Employment Agreement provides that, beginning with respect to the Company’s 2012 fiscal year, Mr. Arduini will be eligible for an annual discretionary bonus targeted at 110% of his annual base salary, based on the achievement of performance objectives determined by the Compensation Committee. The annual discretionary bonus opportunity will range from 50% of annual base salary (if threshold performance goals are achieved) to a maximum of 150% of annual base salary. Beginning with respect to the Company’s 2012 fiscal year, the Compensation Committee will determine the extent to which Mr. Arduini’s annual bonus will be paid in cash or in the form of one or more equity-based awards. Any portion of the bonus paid in the form of an equity-based award will be fully vested as of the date of grant. Under the Amended Employment Agreement, the terms of Mr. Arduini’s annual bonus opportunity for 2011 remain unchanged from those set forth in the Original Agreement.

Further, Mr. Arduini will be eligible for an annual discretionary equity-based award with an aggregate target value on the date of grant equal to $1,000,000 with respect to the Company’s 2011 fiscal year, and at least $1,250,000 with respect to the Company’s 2012 fiscal year and thereafter, based on his performance as evaluated by the Compensation Committee. Any such annual equity award will be allocated 70% in the form of restricted stock units with annual vesting on each of the first, second and third anniversaries of the grant date and 30% in the form of non-qualified stock options. Any annual restricted stock unit grant will be subject to accelerated vesting upon the occurrence of any of the following: (i) a termination of Mr. Arduini’s employment by reason of his “Disability” (as defined in the Amended Employment Agreement) or death, or (ii) a “Change of Control” (as defined in the Amended Employment Agreement). Vested shares will be paid out within the 30 day period immediately following the six-month anniversary after Mr. Arduini’s separation from service with the Company.

Any restricted stock unit grants described above will include certain dividend equivalent rights with respect to vested units.

The annual stock option grant will have an eight-year term and will vest and become exercisable with respect to one-third of the option shares on the first anniversary of the grant date and thereafter with respect to 1/24th of the remaining shares on the first business day of each following month. Under the terms of the Incentive Plan as currently in effect, the annual option grant is subject to accelerated vesting in the event of a Change in Control.

Mr. Arduini is also eligible to participate in the Company’s employee benefit plans, stock-based plans and any other plans any other plans and benefits covering executives of the Company.

Further, the Company will reimburse Mr. Arduini for up to $15,000 in legal fees incurred relating to the negotiation of the Amended Employment Agreement. The Amended Employment Agreement does not provide for any tax gross up provision with respect to these reimbursements.

Severance Payments

If Mr. Arduini’s employment with the Company is terminated by the Company for a reason other than death, “Disability” or “Cause” or Mr. Arduini terminates his employment with the Company for “Good Reason” (each as defined in the Amended Employment Agreement), the Company will pay to him a lump sum cash severance amount equal to 1.5 times the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company’s cost of COBRA and life insurance premiums for up to eighteen months following the termination date.

If within 18 months of a Change in Control of the Company, Mr. Arduini’s employment with the Company is terminated by the Company for a reason other than death, Disability or Cause or he terminates employment with the Company for Good Reason, the Company will pay to him a lump sum cash payment equal to 2.99 times the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company’s cost of COBRA and life insurance premiums during the period ending not later than the last day of the scheduled employment term. The Amended Employment Agreement does not include any tax gross up provision with respect to any severance payments. The above severance benefits are conditioned on Mr. Arduini and the Company executing a mutual release of claims.

Death of Executive

In general, if Mr. Arduini dies during the term of his employment agreement, the Company will pay his spouse (i) a death benefit equal to a lump sum payment equal to Mr. Arduini’s base salary and (ii) monthly cash payments equal to the Company’s cost of COBRA premiums during the period ending not later than the first anniversary of the termination date.

Restrictive Covenants

The Amended Employment Agreement provides for (i) an assignment to the Company of any intellectual property relating to the Company’s business that Mr. Arduini creates or acquires during his employment with the Company and (ii) certain noncompetition and non-solicitation covenants for one year following the expiration or termination of the Amended Employment Agreement.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to the copy of the Amended Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(d)

ELECTION OF NEW DIRECTOR

On December 20, 2011, the Board of Directors of the Company elected Peter J. Arduini, age 47, as a director of the Company, effective January 3, 2012. In connection therewith, the Board of Directors increased the number of authorized directors to ten. Information regarding Mr. Arduini’s business background is set forth in section (c) of this Item 5.02.

(e)

LETTER FROM MR. ESSIG TO THE COMPANY

Pursuant to a letter from Mr. Essig to the Company dated December 20, 2011, Mr. Essig agreed that, effective as of January 3, 2012, his new position and title will be Executive Chairman of the Company’s Board of Directors. In addition, he agreed that, notwithstanding the terms of his employment agreement, he will not receive a salary increase for 2012 and, unless otherwise determined by the Compensation Committee of the Board of Directors in its sole discretion, will not be eligible for an annual performance bonus or annual equity award for 2012 or thereafter. Mr. Essig also agreed that the annual equity award that the Company determines to grant him for 2011 may be granted in the first quarter of 2012. Further, he agreed that neither these changes nor any related action taken by the Company (including the appointment of a new Chief Executive Officer) will constitute a breach of, or Good Reason for purposes of, his employment agreement or any other agreement between him and the Company.

The foregoing description of this letter is qualified in its entirety by reference to the copy of the letter dated December 20, 2011 from Mr. Essig to the Company which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement dated December 20, 2011 between Peter J. Arduini and Integra LifeSciences Holdings Corporation.

10.2	Form of Notice of Stock Option Grant with Eight-Year Term for Peter J. Arduini.

10.3	Letter dated December 20, 2011 from Stuart M. Essig to Integra LifeSciences Holdings Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 23, 2011	By:	/s/ John B. Henneman, III
John B. Henneman, III
Executive Vice President,
Finance and Administration,
and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement dated December 20, 2011 between Peter J. Arduini and Integra LifeSciences Holdings Corporation.

10.2	Form of Notice of Stock Option Grant with Eight-Year Vesting for Mr. Arduini.

10.3	Letter dated December 20, 2011 from Stuart M. Essig to Integra LifeSciences Holdings Corporation.